As filed with the Securities and Exchange Commission on August 29, 1996

                       SECURITIES AND EXCHANGE COMMISSION
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 PROXYMED, INC.

        (Exact name of small business issuer as specified in its charter)

                           Florida                       65-0202059
          (State of Incorporation)      (I.R.S. Employer Identification Number)

                           2501 Davie Road, Suite 230
                          Ft. Lauderdale, Florida 33317
                            Telephone: (954) 473-1001
                            Telecopy: (954) 473-0620
   (Address and telephone number of registrant's principal executive offices)

                     Harold S. Blue, Chief Executive Officer
                                 ProxyMed, Inc.
                           2501 Davie Road, Suite 230
                          Ft. Lauderdale, Florida 33317
                            Telephone: (954) 473-1001
                            Telecopy: (954) 473-0620
            (Name, address and telephone number of agent for service)

                                   Copies to:

                            Robert B. Macaulay, Esq.
                         Olle, Macaulay & Zorrilla, P.A.
                                1402 Miami Center
                          201 South Biscayne Boulevard
                              Miami, Florida 33131
                            Telephone: (305) 358-9200
                            Telecopy: (305) 358-9617

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

                                             Proposed    Proposed
                                             maximum     maximum
Title of each class                Amount    offering    aggregate  Amount of
of securities to be registered     to be     price per   offering  registration
                                 registered  share(1)    price(1)      fee
- --------------------------------------------------------------------------------
Common Stock, $.001 par value,
for sale from time to time by
Selling Shareholders(2)(3)        165,000     $11.875   $1,959,375  $675.59

(footnotes on following page)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and is based upon the average of the high and low sale prices per share of the registrant's common stock on August 26, 1996, as reported by the Nasdaq SmallCap Market.

(2) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the antidilution provisions of outstanding warrants.

(3) 150,000 of the shares offered by Selling Shareholders include shares issuable upon exercise of outstanding warrants held by a licensee of the registrant, which issuances are being registered hereby. Pursuant to Rule 457(g), because the price at which such shares may currently be resold is higher than the exercise prices of such warrants, the higher market price, calculated in accordance with Rule 457(c), is being used to calculate the registration fee for such shares.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


                                 PROXYMED, INC.

                              Cross Reference Sheet
       Location in Prospectus of Information Required by Items of Form S-3

    FORM S-3 ITEM NUMBER AND                                   CAPTION OR LOCATION IN PROSPECTUS
- ---------------------------------                              --------------------------------

1.  Forepart of Registration Statement and Outside             Forepart of the Registration Statement;
    Front Cover Page of Prospectus                             Outside Front Cover of Prospectus

2.  Inside Front and Outside Back Cover Pages                  Inside Front and Outside Back Cover Pages of Prospectus
    of Prospectus

3.  Summary Information, Risk Factors and Ratio                The Company; Summary of the Offering; Summary Financial
    of Earnings to Fixed Charges                               Information; Risk Factors

4.  Use of Proceeds                                            Use of Proceeds

5.  Determination of Offering Price                            Outside Front Cover Page of Prospectus; Selling Shareholders

6.  Dilution                                                   Not Applicable

7.  Selling Security-Holders                                   Selling Shareholders

8.  Plan of Distribution                                       Plan of Distribution

9.  Description of Securities to be Registered                 Not applicable

10. Interests of Named Experts and Counsel                     Legal Matters Experts

11. Material Changes                                           The Company; Summary Financial Information; Risk Factors;
                                                               Information Incorporated by Reference

12. Incorporation of Certain Information by Reference          Information Incorporated by Reference

13. Disclosure of Commission Position on Indemnification       Not Applicable
    for Securities Act Liabilities

       Preliminary Prospectus Dated August 29, 1996; Subject to Completion
                                 165,000 Shares

                                 PROXYMED, INC.

                                  COMMON STOCK

         This Prospectus covers up to 150,000 shares of common stock, $.001 par value (the "Common Stock"), of ProxyMed, Inc. (the "Company"), which may be issued upon the exercise of certain outstanding warrants (the "Warrants") which the Company has issued to its licensee Personalized Programming, Inc., a Florida corporation ("PPI"), or its assigns, in connection with the Electronic Commerce and Healthcare Information Licensing Agreement between the Company and PPI dated May 31, 1996 (the "Agreement"). The Warrants are presently exercisable at $3.50 per share. The exercise price of the Warrants and the number of shares issuable upon exercise are subject to adjustment in certain circumstances. The Prospectus also covers 15,000 shares of Common Stock being offered by Eugene R. and Suzanne Terry. Mr. Terry is a Director of the Company who received the shares in May 1996 as compensation for consulting services rendered and to be rendered by him to the Company. Unless the context otherwise requires, Mr. Terry and PPI shall be referred to collectively as the "Selling Shareholders." Except as otherwise specifically noted herein, all financial information contained in this Prospectus is retroactively adjusted to give effect to the Company's June 24, 1996, 3-for-2 stock split.

         The Common Stock may be offered from time to time by the Selling Shareholders through ordinary brokerage transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Company will not realize any proceeds from the sale of the Common Stock by the Selling Shareholders. See "Selling Shareholders" and "Plan of Distribution."

         The Common Stock trades on the Nasdaq SmallCap tier of the Nasdaq Stock Market under the symbol "PILL." On August 26, 1996, the last reported sale price of the Common Stock was $11.75.

THE SECURITIES OFFERED HEREBY INVOLVE A SUBSTANTIAL DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. SEE "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is August 29, 1996.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and officers, their remuneration, options granted to them, and the principal holders of securities of the Company, is disclosed in proxy statements distributed to the shareholders. Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, at prescribed rates. Copies of such information may also be inspected at the Operations and Report facilities at NASDAQ, 1735 K Street, N.W., Washington D.C. 20006.


                      INFORMATION INCORPORATED BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

         (a)      Annual Report on Form 10-KSB for the year ended December 31,
                  1995;

         (b) Quarterly Report on Form 10-QSB for the three months ended March 31, 1996;

         (c) Quarterly Report on Form 10-QSB for the six months ended June 30, 1996;

         (d)      Current Report on Form 8-K reporting an event dated
                  February 1, 1996;

         (e)      Current Report on Form 8-K reporting an event dated
                  May 23, 1996;

         (f)      Current Report on Form 8-K reporting an event dated
                  May 31, 1996; and

         (g) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A declared effective on August 5, 1993.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof on the date of filing such documents.

         The Company shall furnish without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except for the exhibits to such documents. Requests should be made to Harold S. Blue, Chief Executive Officer, at ProxyMed, Inc., 2501 Davie Road, Suite 230, Ft. Lauderdale, Florida 33317, telephone number (954) 473-1001.



IN CONNECTION WITH THIS OFFERING, CERTAIN BROKERS OR DEALERS, WHO MAY BE DEEMED UNDERWRITERS, MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMPANY'S COMMON STOCK ON NASDAQ IN ACCORDANCE WITH RULE 10B-6A UNDER THE SECURITIES EXCHANGE ACT OF 1934. SEE "PLAN OF DISTRIBUTION."




                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements under the captions "The Company," "Risk Factors" and elsewhere in this Prospectus and the information incorporated herein by reference constitute "forward-looking statements" within the meaning of the Securities Act of 1933. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, among others, those discussed under the caption "Risk Factors."

                                   THE COMPANY

         ProxyMed, Inc. (together with its subsidiaries, the "Company") is a healthcare information technology company. The Company's products and services electronically link physicians, managed care organizations ("MCOs") and pharmacies through its innovative pharmacy management systems and on-line computer network. The products and services designed by the Company facilitate the free flow of clinical pharmacy information among these parties in order to assist them in providing safe, efficient and cost-effective healthcare. The Company's products and services fit into three basic categories: network services, software products and clinical information services.

         NETWORK SERVICES. PROXYNET, the Company's healthcare information network, is the centerpiece of the Company's products and services. Through the Company's centralized computer system, ProxyNet enables physicians, MCOs and pharmacies to transmit clinical pharmacy information and to access the Company's clinical information databases. Customers will be able to access ProxyNet and utilize the Company's network services through either the Company's or third parties' software products.

         SOFTWARE PRODUCTS. The Company's software products provide its customers with proprietary, on-line pharmacy management and drug utilization review capabilities and access to ProxyNet. The Company has three software products: PROXYSCRIPT \trademark\ provides pharmacy management at the point of care, the prescribing physician's office, and automates the generation, processing and management of prescriptions; PROXYVIEW \trademark\ enables MCOs, including health maintenance organizations ("HMOs") and physician practice management groups ("PPMs"), to review prescriptions on-line as they are transmitted by affiliated physicians; and RXRECEIVE \trademark\ permits pharmacies to receive prescriptions electronically.

         CLINICAL INFORMATION SERVICES. The Company offers subscriptions to various pharmacy-related databases, including a proprietary drug database utilized as a drug reference and for information on generic drug equivalents, a directory of all physicians and pharmacies participating in ProxyNet, clinical interaction databases and MCO "formularies" (lists of approved drugs) published by the Company.

         The Company's products and services provide users with a number of benefits. Physicians can electronically (i) perform allergy, disease and drug interaction screening, (ii) search for alternative generic or less-expensive drug choices, (iii) review prescriptions against applicable MCO formularies and
(iv) transmit prescriptions electronically to pharmacies, all before the patient leaves the office. MCOs can review prescriptions written by affiliated physicians on-line before the prescriptions reach the pharmacy and can generate prescription data reports. This enables MCOs to ensure timely compliance with their quality of care and cost containment guidelines. Pharmacies can receive legible prescriptions electronically either by a facsimile or computer, thereby lowering costs and increasing efficiency.

         As part of its marketing strategy, on February 1, 1996, the Company entered into a strategic marketing agreement (the "Bergen Agreement") with Bergen Brunswig Drug Company and IntePlex, Inc., both of which are wholly-owned subsidiaries of Bergen Brunswig Corporation (collectively, "Bergen"), a national pharmaceutical and medical supplies distributor with reported consolidated 1995 revenues of $8.4 billion. Under this agreement, Bergen paid a one-time, nonrefundable fee of $1,000,000 for a non-exclusive license to market the Company's current products and services throughout the United States utilizing Bergen's national sales force.

         The Company anticipates generating revenues through (i) fees for use and support of the Company's software products and services, (ii) fees paid by pharmacies and MCOs for prescription transactions, (iii) subscription fees for access to the Company's databases and (iv) sales of information generated by the Company's operations. The Company also expects to generate revenues from the sale of third-party computer hardware products for use with the Company's software products.

         Current trends in the healthcare industry present significant opportunities for the Company. According to the Group Health Association of America ("GHAA"), HMO enrollment in the United States increased 13.1% from 1993 to 1994 to approximately 51 million enrollees in 1994, or 19% of the total population. This increased enrollment in HMOs and other MCOs results from substantial increases in healthcare costs in recent years. MCOs continue to search for ways to lower healthcare costs while also improving the quality of care. The Company believes that its products and services will assist MCOs in achieving these goals.

         The Company is seeking to capitalize on these and other trends to become a leader in the emerging healthcare information technology segment of the healthcare industry as follows:

         INCREASING THE NUMBER OF END-USERS. The Company's goal is to become the first prescription origination and review system in a physician's office by (i) targeting customers that are responsible ("at-risk") for payment of their pharmacy costs, (ii) allowing access to ProxyNet through medical practice management software products developed by third parties and (iii) marketing its products and services as a value-added product to other pharmacy-related companies.

         ESTABLISHING AND ENHANCING STRATEGIC RELATIONSHIPS. Because a significant portion of Bergen's customers are at-risk, the Company plans to leverage the marketing strength and industry position of Bergen to sell its products and services to these customers as a key component in its marketing efforts. At the same time, the Company is developing strategic relationships with companies in other segments of the healthcare industry, such as MCOs, pharmacy benefit managers, electronic claims processors, and medical practice and pharmacy management software companies.

         POSITIONING PROXYNET AS AN INDEPENDENT NETWORK. The Company plans to allow access to ProxyNet both by its own software users and by users of third-party software products. By positioning ProxyNet as an independent network, the Company will enable users to send prescriptions electronically over ProxyNet between physicians, MCOs and pharmacies even if they are all using different software systems. This will allow the Company to seek a larger portion of electronic prescription transaction revenues.

         INCREASING PRODUCT AND SERVICE RANGE. The Company intends to continue to expand the range of products and services that it provides. The Company has recently introduced ProxyView and RxReceive and is currently developing software products for the nursing home industry and products that enable physicians to inventory and distribute drug samples and to manage laboratory testing. The Company is continually monitoring customers and the healthcare industry generally in search of areas where it can provide valuable additional products or services.

         The Company was incorporated in Florida in 1989, and its executive offices are located at 2501 Davie Road, Suite 230, Fort Lauderdale, Florida 33317-7424. The Company's telephone number is (954) 473-1001.


                               RECENT DEVELOPMENTS

         On May 13, 1996, the Company completed the sale of 2,917,500 shares of Common Stock in an underwritten offering to the public at $4.42 per share. Subsequently, on May 23, 1996, the underwriters elected to exercise their overallotment option to purchase an additional 450,000 shares of Common Stock at the same price. In total, the sale of the 3,367,500 shares by the Company resulted in net proceeds of $13,041,309, after expenses of $1,831,816. Net proceeds from the offering are being used for sales and marketing of the Company's healthcare information technology products and services, product development, payment of capital lease obligations and working capital. As part of the transaction, the Company issued warrants to purchase 300,000 shares of Common Stock to the underwriter's representative, which are exercisable for five years at a price of $5.63 per share.

         On May 31, 1996, the Company entered into a five-year Electronic Commerce and Healthcare Information Licensing Agreement (the "Agreement") with PPI. Pursuant to the Agreement, the Company is to provide PPI with a "software developer's toolbox" containing various software and documentation to enable PPI to develop interfaces for its physician practice management software program called "The Medical Manager." The interfaces will enable users of The Medical Manager prescription module to access the Company's prescription network, ProxyNet, and the Company's formulary databases. The Agreement grants to PPI a non-exclusive license to sell access to the Company's network services and formulary databases to users of The Medical Manager directly and through its distributors. The Company and PPI will share revenues derived from the services, databases and transaction fees as well as other transaction fees in certain cases.

         In consideration for development of the interfaces by PPI, the Company agreed to pay PPI certain undisclosed development fees. In addition, the Company granted the Warrants to PPI.


                             SUMMARY OF THE OFFERING

         The following summary information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this
Prospectus or which is incorporated herein by reference. Except as otherwise noted herein, all financial information contained in this Prospectus is retroactively adjusted to give effect to the Company's June 24, 1996, 3-for-2 stock split.
Common Stock offered by the Selling
  Shareholders.......................................165,000 shares

Common Stock outstanding prior to
  the Offering...................................... 9,527,272 shares

Common Stock outstanding after the
  Offering, assuming exercise of the
  Warrants.......................................... 9,677,272 shares(1)

Use of proceeds......................................Any proceeds received by the Company from time to time upon exercise of the
                                                     Warrants will be used for working capital
                                                     and general corporate purposes.  See "Use of
                                                     Proceeds."  The Company will not receive
                                                     any proceeds from the sale of Common
                                                     Stock by the Selling Stockholders.

Warrants.............................................The Warrants are presently exercisable at
                                                     $3.50 per share until May 31, 2001.  The
                                                     exercise price of the Warrants and the
                                                     number of shares issuable thereunder are
                                                     subject to adjustment in certain
                                                     circumstances.

Risk Factors.........................................The securities offered hereby involve a substantial degree of risk and should not be
                                                     purchased by anyone who cannot afford the
                                                     loss of his entire investment. See "Risk
                                                     Factors."

Nasdaq SmallCap Market symbol........................PILL

_________________________________
(1) Excludes (i) 2,097,564 shares of Common Stock reserved for issuance upon the exercise of outstanding options and warrants as of the date of this Prospectus; and (ii) 180,000 shares of Common Stock reserved for issuance in connection with an acquisition upon the occurrence of a defined change in control of the Company.

                                  RISK FACTORS

         AN INVESTMENT IN THE SHARES OFFERED HEREBY IS HIGHLY SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE MADE ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. EACH PROSPECTIVE INVESTOR, PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO ALL OF THE OTHER INFORMATION PROVIDED IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

         SUBSTANTIAL AND CONTINUING LOSSES; SALE OF SIGNIFICANT ASSETS TO ECKERD AND NHCA; MINIMAL REVENUES. The Company has incurred substantial losses, including losses of $4,266,000 and $2,849,000, respectively, for the fiscal years ended December 31, 1994 and 1995, and an operating loss of $970,000 for the six months ended June 30, 1996. In March 1995, the Company sold certain assets relating to its prescription drug dispensing operations to Eckerd Corporation ("Eckerd"). These assets accounted for approximately $13,513,000 (or 82%) and $3,404,000 (or 45%), respectively, of the Company's revenues in 1994 and 1995. In September 1995, the Company sold its home infusion subsidiary to National Health Care Affiliates, Inc., and an affiliate thereof (collectively, "NHCA"). Such subsidiary accounted for approximately $1,983,000 (or 12%) and $1,936,000 (or 25%), respectively, of the Company's revenues in 1994 and 1995. Further, the Company is considering whether its institutional drug dispensing operations, which currently represent a principal source of revenues, fit within its long-term business plan; however, there are no understandings, commitments or agreements for the sale of these operations as of the date of this Prospectus. As a result of the foregoing, the Company's revenues from operations are expected to remain much lower than expenses until such time, if ever, as it is able to successfully commercialize and generate significant revenues from its healthcare information technology operations. Accordingly, the Company expects to continue to incur substantial losses in the foreseeable future. There can be no assurance that the Company will ever generate significant revenues from its healthcare information technology products and services or that the Company will ever achieve profitable operations.

         NO RELEVANT OPERATING HISTORY; SHIFT IN BUSINESS EMPHASIS; UNCERTAINTY OF PRODUCT COMMERCIALIZATION. During the past year, the Company has emphasized the commercialization of its healthcare information technology products and services. To date, this activity has generated limited revenues. These products and services are currently being utilized primarily on a limited basis at no charge in connection with the drug dispensing operations sold to Eckerd and pursuant to pilot programs with certain MCOs. Accordingly, the Company has only a limited operating history upon which an evaluation of its performance and prospects can be made. The Company is and will be subject to numerous risks, uncertainties, expenses, delays, problems and difficulties in its attempt to establish a new business in a highly competitive industry, and in its shift from dispensing pharmaceuticals to the development and commercialization of technology-based products and services. The Company's business plans and prospects will be dependent upon, among other things, the Company's ability to
(i) achieve significant market acceptance for its products and services, (ii) develop and implement effective new products and services, (iii) establish an effective sales and marketing organization and (iv) establish an effective customer support and maintenance organization. There can be no assurance that the Company will be able to successfully implement its business plans or that its efforts will result in successful product/service commercialization.

         SIGNIFICANT CAPITAL REQUIREMENTS; NEED FOR SUBSTANTIAL ADDITIONAL FINANCING. The Company's capital requirements in connection with the marketing and sale of its products and services are significant. The Company believes, based upon its currently proposed plans and assumptions relating to its operations, that the net proceeds of its May 1996 public offering of Common Stock (the "May 1996 Offering") will provide the funds necessary to satisfy its cash requirements for approximately 18 months following the date of this Prospectus, during which time the Company believes that it can commercialize its products and services; however, there can be no assurance that such proceeds will in fact be sufficient. Implementation of the Company's proposed business plans and the commercialization of its products and services may require financial resources substantially greater than the proceeds of the May 1996 Offering or those otherwise currently available to the Company. The Company has no other arrangements with respect to, or sources of, additional financing. There can be no assurance that additional funds will be available when needed or, if available, will be available on terms acceptable to the Company. Any such additional financing may result in significant dilution to existing shareholders. If needed financing is not obtained, the Company may be forced to curtail or even cease operations.

         CONTINGENT RECEIVABLE DUE FROM ECKERD. The agreement between the Company and Eckerd relating to the sale of certain assets of the Company's prescription drug dispensing operations contemplates that Eckerd will pay up to $950,000 to the Company on October 5, 1996. The amount of payment is contingent and subject to downward adjustment based upon the number of prescriptions filled by Eckerd from prescription files purchased by Eckerd from the Company and, under certain circumstances, no payment is required to be made. There can be no assurance that the Company will receive any further payment from Eckerd. To the extent that Eckerd pays less than the maximum scheduled payment, the Company will have less funds available to it for other purposes, including the commercialization of its technology products and services.

         STRATEGIC RELATIONSHIPS. Under the Bergen Agreement, Bergen received a non-exclusive license to market the Company's current healthcare information technology products and services throughout the United States utilizing the Bergen sales force. This agreement requires the Company to, among other things, provide training to the relevant members of the Bergen sales force and requires the Company to pay to Bergen 10% to 30% of all net revenues received by the Company from the sale of the designated products and services, depending on the Company's overall annual sales volume, and to share equally certain other revenues. Bergen is entitled to these payments based on the Company's sales regardless of whether or not Bergen generates those sales. Bergen will receive its largest percentage compensation when the Company's sales are the lowest and the Company's needs are therefore the greatest. Moreover, the percentages payable to Bergen on lower levels of sales represent a major commitment of the Company's revenues at a time when the Company has no assurance that it will even be able to sell its products and services at prices or in volumes sufficient to cover its corporate overhead and Bergen's compensation. There can be no assurance that Bergen will be able to generate sufficient sales volume so as to make the Bergen Agreement profitable to the Company. If Bergen is unable to generate sufficient sales, the Company may be forced to spend significant amounts of its own funds on marketing efforts and/or to enter into additional strategic marketing arrangements, thereby materially adversely affecting its potential profitability. While Bergen's license is nonexclusive, the Company is prohibited from entering into similar arrangements with certain of Bergen's principal competitors, including other major national pharmaceutical and medical supplies distributors. Thus, the Company's ability to enter into additional strategic marketing arrangements is significantly restricted by the Bergen Agreement.

         On March 1, 1996, the Company entered into a license agreement with Blue Cross and Blue Shield of Massachusetts, Inc. ("BCBSM"), a large health insurance provider based in Boston, Massachusetts, with over 2,000,000 members throughout New England. Under this agreement (the "BCBSM Agreement"), BCBSM received the right to license ProxyScript to all physicians, including its 12,000 affiliated physicians, in Massachusetts, Vermont, New Hampshire, Maine, Rhode Island and Connecticut (the "States"). This right is exclusive for two years in all of the States, except for Connecticut. Under the BCBSM Agreement, the Company is barred for two years from competing in the States (except Connecticut) with BCBSM's electronic prescription business and BCBSM is barred from competing with the Company's electronic prescription business outside the States for the same two-year period. By the time the two-year period expires, many physicians in the States may have already obtained the software products and network services they need from BCBSM or other providers. Accordingly, the BCBSM Agreement may materially adversely affect the Company's ability to market its products and services in the States, not only for the two-year exclusive period, but also thereafter.

         The Company has entered into or is in the process of negotiating other strategic relationships and revenue sharing arrangements, including, but not limited to, the Agreement with PPI. These relationships and arrangements could materially adversely affect the Company's business and financial condition if the other parties do not perform as anticipated.

         EMERGING BUSINESS; NEW CONCEPT; UNCERTAINTY OF MARKET ACCEPTANCE. The healthcare information technology segment of the healthcare industry is an emerging business. As is typical in an emerging business, demand and market acceptance for newly introduced products and services are subject to a high level of uncertainty. The Company commenced marketing activities with respect to its new products and services approximately one year ago, and has not conducted and does not intend to conduct any independent marketing or other concept feasibility studies to determine the potential commercial viability of its products and services in any markets. Achieving market acceptance for the Company's products and services will require substantial marketing efforts and expenditure of significant funds to create awareness and demand by pharmacies, physician groups, MCOs and other healthcare payors. There can be no assurance that substantial markets will develop for electronic prescription products and services or that the Company will be able to succeed in positioning its products and services as a preferred method for managing pharmacy benefits or to achieve significant market acceptance for its products and services.

         GOVERNMENT REGULATION. The Company's products and services are subject to extensive and frequently changing state and federal laws and regulations. A primary feature of the Company's products and services is the ability to electronically transmit (either by computer-to-facsimile or computer-to-computer) prescriptions from a physician's office to a pharmacy. Less than 25% of the states of the United States have pharmacy laws and regulations that expressly permit the electronic transmission of computer-generated prescriptions. Accordingly, the Company may only be able to market its products and services in a limited number of states. Further, applicable federal laws and regulations which govern certain drugs classified as "controlled substances" do not specifically address the electronic transmission of computer-generated prescriptions. While the Company believes that the current trend is toward greater acceptance by regulators and state and federal legislatures of electronic transmission of computer-generated prescriptions, there can be no assurance that this trend will continue. In addition, each state has various laws protecting the confidentiality of patient medical information, including prescription information. Although it is not uncommon for a third party to have access to such information, such third party has an obligation to maintain the confidentiality of such information and could be subject to liability if that obligation is breached. The Company has procedures in place to maintain the confidentiality of the information it receives as part of its ProxyNet services; however, there can be no assurance that inadvertent disclosure of information will not expose the Company to liability. The Company believes that it is in substantial compliance with all material federal and state laws and regulations governing its operations and has obtained all licenses necessary for the operation of its business. There can be no assurance, however, that the Company will not be materially adversely affected by existing or new regulatory requirements or interpretations, including, but not limited to, those restricting the electronic transmission of computer-generated prescriptions.

         COMPETITION. The Company faces competition from many companies in the healthcare information technology business. Certain companies are developing products or services which are or may become directly competitive with the Company's products and services. Such companies, which include subsidiaries of International Business Machines Corporation, Eli Lilly & Co. and Glaxo Wellcome plc and certain major on-line transaction processing companies, are well-established, have substantially greater financial and other resources than the Company, and have established reputations for success in implementing healthcare information technology. There can be no assurance that the Company will be able to compete successfully or that competitors will not commercialize products or services that render the Company's products and services obsolete or less marketable.

         UNCERTAINTY OF PRODUCT DEVELOPMENT; POSSIBLE DEFECTS. The quality of the Company's software products and network systems is of critical importance to the Company's business plans and prospects. Although the Company has completed the development of its software products and network systems, which the Company believes efficiently perform the principal functions for which they have been designed, such products and systems are currently being utilized for limited applications. There can be no assurance that, upon widespread commercial use of the Company's software products and network systems, such products and systems will satisfactorily perform all of the functions for which they have been designed or that unanticipated technical or other errors will not occur which would result in increased costs or material delays. Appearance of such errors could delay the Company's plans, result in harmful publicity and cause the Company to incur substantial remedial costs, all of which could have a material adverse effect on the Company.

         RELATIONSHIPS WITH SOFTWARE DEVELOPERS. ProxyNet, the Company's healthcare information network, is currently being accessed only by users of the Company's software. A key element of the Company's business strategy is to develop relationships with leading software companies which develop and/or market compatible medical practice or pharmacy management software products. In order to develop and maintain these relationships, the Company may be required to commit considerable additional efforts and resources. The Company currently has a limited number of such relationships. There can be no assurance that the Company will be able to develop or maintain these desired relationships or that, in the event that they are developed, these companies, many of which have significantly greater financial and marketing resources than the Company, will not develop and market products in competition with the Company in the future or will not otherwise discontinue their relationships with the Company.

         NEW PRODUCTS AND TECHNOLOGICAL CHANGE. The market for the Company's products and services is characterized by ongoing technological development and evolving industry standards. The Company's success will depend upon its ability to enhance its current products and services and to introduce new products and services which address technological and market developments and satisfy the increasingly sophisticated needs of customers. There can be no assurance that the Company will be successful in developing and marketing, on a timely basis, fully functional product and service enhancements or new products and services that respond to the technological advances by others, or that its new products and services will be accepted by customers. From time to time, the Company may announce new products, services or technologies that have the potential to replace the Company's existing product and service offerings. There can be no assurance that the announcement of new product and service offerings will not cause customers to defer purchases of existing Company products and services, which could materially and adversely affect the Company's revenues and results of operations.

         DEPENDENCE ON PROPRIETARY INFORMATION. The Company's success is, in large part, dependent upon its proprietary information and technology. The Company relies on a combination of trademark, copyright, trade secret and contract protection to establish and protect its proprietary rights in its products, services, trade names and technology. The Company has filed with the United States Patent and Trademark Office applications to register its trademarks ProxyNet, ProxyScript and RxReceive, and the Company intends to file such an application for ProxyView. Also, the Company intends to make application for the registration of its software with the United States Copyright Office. There can be no assurance that the steps taken by the Company in this regard will be adequate to deter misappropriation of its proprietary rights or independent third party development of substantially similar products, services and technology. Although the Company believes its products, services and technology do not infringe on any proprietary rights of others, as the number of software products available in the market increases and the functions of those products further overlap, software developers may become increasingly subject to infringement claims. Any such claims, with or without merit, could result in costly litigation or might require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all. Any successful infringement claim could have a material adverse effect on the Company.

         PRODUCT LIABILITY AND AVAILABILITY OF INSURANCE. The Company's business exposes it to potential liability risks that are inherent in the sale of healthcare information technology products and services. Because the Company's products and services relate to the prescribing of drugs and the filling of prescriptions, an error by any party in the process could result in substantial injury to a patient. As a result, the Company's liability risks are significant. The Company maintains a $2,000,000 general liability insurance policy, which includes coverage of $1,000,000 per occurrence, plus a $10,000,000 umbrella policy and a $1,000,000 errors and omissions policy. The Company believes that its present insurance coverage is adequate for the products and services currently marketed. There can be no assurance, however, that such insurance will be sufficient to cover potential claims arising out of its current or contemplated operations or that the present level of coverage will be available in the future at a reasonable cost. A partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, could have a material adverse effect on the Company. In addition, the inability to obtain insurance of the type and in the amounts required could generally impair the Company's ability to market its products and services.

         MANAGEMENT OF GROWTH. The Company's business plan anticipates, among other things, significant growth in the Company's customer base and continued development of its product and service lines. This growth and continued development, if it materializes, could place a significant strain on the Company's management, employees and operations. In the event of this expansion, the Company would have to continue to implement and improve its operating systems and to expand, train and manage its employee base. If the Company is unable to implement and improve these operating systems and manage its employee base effectively, the Company's results of operations could be materially adversely affected.

         HEALTH CARE REFORM. Political, economic and regulatory influences are subjecting the healthcare industry in the United States to fundamental changes. Potential reforms may include mandated basic healthcare benefits, controls on healthcare spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid reimbursement, the creation of large insurance purchasing groups and fundamental changes to the healthcare delivery system. The Company anticipates Congress and certain state legislatures will continue to review and assess alternative healthcare delivery systems and payment methods and public debate of these issues will likely continue in the future. Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, the Company cannot predict which, if any, of such reform proposals will be adopted, when they may be adopted or what impact they may have on the Company.

         DEPENDENCE ON KEY PERSONNEL. The success of the Company is largely dependent on the personal efforts of Harold S. Blue, its Chief Executive Officer, and John Paul Guinan, its President. Although the Company has entered into employment agreements with Messrs. Blue and Guinan, the loss of either's services could have a material adverse effect on the Company's business or prospects. The Company has obtained "key man" insurance on the lives of Messrs. Blue and Guinan in the amount of $1,000,000 each. The success of the Company is also dependent upon its ability to hire and retain qualified marketing and other personnel. Competition for qualified personnel in the healthcare information technology industry is intense, and there can be no assurance that the Company will be able to hire or retain the personnel necessary for its planned operations.

         SIGNIFICANT INFLUENCE BY MANAGEMENT. As of the date of this Prospectus, the Company's officers and directors own beneficially and of record approximately 18.6% of the Company's outstanding Common Stock. Accordingly, management of the Company may be able to exercise significant influence with respect to the election of the directors of the Company and all matters submitted to a vote by shareholders.

         NO DIVIDENDS. The Company currently anticipates that it will retain all of its future earnings, if any, for use in the expansion and operation of its business, and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future.

         POSSIBLE ANTI-TAKEOVER EFFECTS; AUTHORIZATION OF PREFERRED STOCK. Certain provisions of the Florida Business Corporation Act contain anti-takeover provisions which may inhibit tender offers, non-negotiated mergers or other business combinations involving the Company. Certain of these provisions may discourage a future acquisition of the Company, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so. In addition, the Company's Articles of Incorporation authorize the issuance of 2,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the value, voting power or other rights of the holders of the Common Stock. In addition, issuance of the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company which could be beneficial to the Company's shareholders. Although the Company has no present intention to issue any further shares of its preferred stock, there can be no assurance that the Company will not do so in the future.

         VOLATILITY OF STOCK PRICE. The market price of the Common Stock has fluctuated substantially since the Company's initial public offering in August 1993. There can be no assurance that the market price of the Common Stock will not significantly fluctuate from its current level. Future announcements concerning the Company or its competitors, quarterly variations in operating results, the introduction of new products and services or changes in product pricing policies by the Company or its competitors, changes in earnings estimates by analysts or changes in accounting policies, among other factors, could cause the market price of the Common Stock to fluctuate substantially. In addition, stock markets have experienced extreme price and volume volatility in recent years. This volatility has had a substantial effect on the market prices of securities of many smaller public companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock.

         NASDAQ SMALLCAP MARKET DELISTING; LOW STOCK PRICE. The trading of the Common Stock on the Nasdaq SmallCap Market is conditioned upon the Company's meeting certain asset, capital and surplus, and stock price tests set forth by the Nasdaq SmallCap Market. To maintain eligibility for trading on the Nasdaq SmallCap Market, the Company will be required to maintain total assets in excess of $2,000,000, capital and surplus in excess of $1,000,000 and (subject to certain exceptions) a bid price of $1 per share. These eligibility requirements are subject to change from time to time. The Company currently meets the respective asset, capital and surplus and stock price tests set forth by the Nasdaq SmallCap Market. If the Company at some future time were to fail any of the applicable listing eligibility tests, the Common Stock could be delisted from trading in the Nasdaq SmallCap Market. The effects of delisting would include the limited release of the market price of the Common Stock and limited news coverage of the Company. Delisting may restrict investors' interest in the Common Stock and materially adversely affect the trading market and prices for such Common Stock and the Company's ability to issue additional securities or to secure additional financing. In addition to the risk of volatility of stock prices and possible delisting, low price stocks are subject to the additional risks of additional federal and state regulatory requirements and the potential loss of effective trading markets. In particular, if the Common Stock were delisted from trading on the Nasdaq SmallCap Market and the trading price of the Common Stock were less than $5 per share, the Common Stock could be subject to Rule 15g-9 under the Exchange Act, which, among other things, requires that broker/dealers satisfy special sales practice requirements, including making individualized written suitability determinations and receiving any purchaser's written consent prior to any transaction. If the Common Stock could also be deemed a penny stock under the Securities Enforcement and Penny Stock Reform Act of 1990, this would require additional disclosure in connection with trades in the Common Stock, including the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. Such requirements could severely limit the liquidity of the Company's Common Stock and the ability of purchasers in this Offering to sell their Common Stock in the secondary market.

         SHARES ELIGIBLE FOR FUTURE SALE. The Company currently has 9,527,272 shares of Common Stock outstanding. In addition, 2,097,564 shares of Common Stock are reserved for issuance upon the exercise of outstanding options and warrants (including the Warrants) and 180,000 shares of Common Stock are issuable upon the occurrence of a defined change in control of the Company. Substantially all of the shares of Common Stock outstanding are freely tradeable. The possibility that substantial amounts of Common Stock may be sold in the public market could have a material adverse effect on prevailing market prices of the Common Stock and could impair the Company's ability to raise capital or make acquisitions through the sale of its equity securities. The officers and directors of the Company, who beneficially own an aggregate of 1,895,590 shares of Common Stock, have agreed with the underwriters' representative for the May 1996 Offering not to sell or otherwise dispose of any securities of the Company through November 7, 1996, without the representative's prior written consent.

                                 USE OF PROCEEDS

         The net proceeds to be received by the Company upon the exercise of the Warrants, assuming all of the Warrants are exercised for cash, will be $525,000. The Company intends to use the net proceeds, if any, for working capital and general corporate purposes. Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments. The Company will not receive any proceeds from the sale of any shares of Common Stock sold by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         The following information table sets forth information concerning the beneficial ownership of Common Stock by the Selling Shareholders as of the date of this Prospectus and the number of shares included for sale in this Prospectus. Such information was furnished to the Company by the individual Selling Shareholders.

                                                                                  PERCENTAGE OF
                           SHARES OWNED          SHARES TO BE   SHARES TO BE      OUTSTANDING
                           PRIOR TO THE          SOLD IN THE    OWNED AFTER       SHARES OWNED
NAME                       OFFERING              OFFERING       THE OFFERING      AFTER OFFERING
- ----                       ------------          ------------   ------------      --------------
Personal Program-
ming, Inc.                 150,000(1)              150,000           0                   0

Eugene R. and
  Suzanne Terry             45,000(2)               15,000         30,000                *

- ------------------------
*        Represents less than one percent.

(1)      Assumes the exercise of all of the Warrants.  The Warrants may be assigned to affiliates of PPI.

(2)      Includes 30,000 shares issuable upon the exercise of currently exercisable stock options.

         The Company has agreed to indemnify the Selling Shareholders and these Selling Shareholders have agreed to indemnify the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         On May 31, 1996, PPI entered into the Agreement with the Company. Pursuant to the Agreement, PPI and the Company have agreed to work together to create a system designed to connect physicians using PPI software to the network services provided by the Company. The Warrants were issued to PPI pursuant to the Agreement.

         Mr. Terry has been a Director of the Company since August 1995.



                              PLAN OF DISTRIBUTION

         In the Agreement, PPI agreed not to sell or otherwise dispose of the shares of Common Stock issuable upon exercise of the Warrants until on or after November 4, 1996.

         The Common Stock received by PPI upon exercise of the Warrants or which is offered hereby by the other Selling Shareholders, Mr. and Mrs. Terry, may be sold from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The shares of Common Stock offered hereby may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act might be sold under Rule 144 rather than pursuant to this Prospectus.

         The Selling Shareholders must comply with Rule 10b-6 promulgated under the Exchange Act in connection with all resales of Common Stock issuable upon exercise of the Warrants or otherwise offered hereby. In addition, certain brokers or dealers, who may be deemed underwriters, may engage in passive market making activities in the Company's Common Stock on the Nasdaq SmallCap Market in accordance with Rule 10b-6A promulgated under the Exchange Act.

         The Selling Shareholders will pay the expenses of their counsel, and the Company will pay the other expenses of this Offering, which expenses are estimated to be $15,000.

                                  LEGAL MATTERS

         The legality of the Common Stock offered hereby will be passed upon for the Company by Olle, Macaulay & Zorrilla, P.A., Miami, Florida.


                                     EXPERTS

         The consolidated balance sheet of the Company as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows of the Company for each of the two years in the period ended December 31, 1995, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (herein, together with all amendments, if any, thereto, the "Registration Statement") under the Act with respect to the shares of Common Stock offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules thereto, if any, which are available for inspection at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of all or any part thereof may be obtained from such offices, upon the payment of prescribed fees.

No dealer, salesman or any other person has
been authorized to give any information or
to make any representations other than those
contained or incorporated by reference in                   165,000 Shares
this Prospectus in connection with the
offering herein contained, and if given or
made, such information or representation
must not be relied upon as having been
authorized by the Company. This Prospectus
does not constitute an offer to sell or the                PROXYMED, INC.
solicitation of an offer to buy any security
other than the registered securities to which
it relates, or an offer to sell or solicitation of
an offer to buy any security by any person in
any jurisdiction in which such offer or                     Common Stock
solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create an implication that there has been no change in the facts herein set forth since the date hereof.


         TABLE OF CONTENTS                                  PROSEPCTUS

                                       Page

Available Information.................
Information Incorporated by
  Reference...........................
The Company...........................
Summary of the Offering...............
Summary Financial Information.........
Risk Factors..........................
Use of Proceeds.......................
Selling Shareholders..................
Plan of Distribution..................
Legal Matters.........................
Experts...............................                     August 29,1996
Additional Information................

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         Expenses payable in connection with the issuance and distribution of the securities being registered (estimated except in the case of the registration fee) are as follows:
                                                                     AMOUNT
                                                                     ------

         SEC registration fee......................................  $  676
         Legal fees and expenses...................................   5,000
         Accounting fees and expenses..............................   5,000
         Blue sky fees and expenses................................   1,500

         Miscellaneous.............................................   2,824
                                                                     ------
                  Total...........................................  $15,000
                                                                    =======
         The above fees will be payable by the Company.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") provides, in general, that a corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including an appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding had reasonable cause to believe his conduct was unlawful.

         Section 607.0850(2) of the FBCA provides, in general, that a corporation shall have power to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 607.0850(3) of the FBCA provides, in general, that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in any defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         Section 607.0850(4) of the FBCA provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of such section.

         Article VII of the Company's Restated Articles of Incorporation and By-Laws give a director or officer the right to be indemnified by the Company to the fullest extent permitted under Florida law. In addition, the Company has contractually agreed to indemnify its directors and officers to the fullest extent permitted under Florida law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

EXHIBIT NO.                 DESCRIPTION
- ----------                  -----------

5              Opinion of Olle, Macaulay & Zorrilla, P.A. including its consent

23.1           Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Olle, Macaulay & Zorrilla, P.A. (included in Exhibit 5 herewith)

24             Power of Attorney (included on the Signature Page on Page
               II-5)


Item 17. Undertakings.

A.       RULE 415. UNDERTAKINGS
         ----------------------

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information with respect to the plan of distribution; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for determining any liability under the Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B.       INDEMNIFICATION UNDERTAKING.
         ---------------------------

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, Florida on this 29th day of August, 1996.

                                         PROXYMED, INC.



                                         By:/s/ HAROLD S. BLUE
                                            ----------------------------------
                                            Harold S. Blue, Chairman of the
                                             Board and Chief Executive Officer



         Each person whose signature appears below in this Registration Statement hereby constitutes and appoints Harold S. Blue and Bennett Marks, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-3 of the Company and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                         TITLE                            DATE
- ----------                         -----                            ----

/s/ HAROLD S. BLUE       Chairman of the Board and Chief         August 29, 1996
- ----------------------    Executive Officer (principal
Harold S. Blue            executive officer)

/s/ JOHN PAUL GUINAN         President and Director              August 29, 1996
- ---------------------
John Paul Guinan



/s/ Gary N. Mansfield        Executive Vice President -
- ----------------------        Business Development               August 29, 1996
Gary N. Mansfield             and Director




/s/ BENNETT MARKS            Executive Vice President-           August 29, 1996
- ----------------------        Finance, Chief Financial
Bennett Marks                 Officer and Director
                              (principal financial
                               and accounting officer)


/s/ HARRY A. GAMPEL          Director                            August 29, 1996
- ----------------------
Harry A. Gampel




/s/ SAMUEL X. KAPLAN         Director                            August 29, 1996
- ----------------------
Samuel X. Kaplan




/s/ TRAVIS J. LEONARDI       Director                            August 29, 1996
- ----------------------
Travis J. Leonardi




/s/ BERTRAM J. POLAN         Director                            August 29, 1996
- --------------------
Bertram J. Polan




/s/ EUGENE R. TERRY          Director                            August 29, 1996
- ----------------------
Eugene R. Terry

                                  EXHIBIT INDEX

                                                                  LOCATED AT
                                                                  SEQUENTIALLY
EXHIBIT NO.                     DESCRIPTION                       NUMBERED PAGE
- ----------                      -----------                       -------------

  5 Opinion of Olle, Macaulay & Zorrilla, P.A., including its consent

 23.1      Consent of Coopers & Lybrand L.L.P.

 23.2      Consent of Olle, Macaulay & Zorrilla, P.A. (included in
           Exhibit 5 herewith)

 24        Power of Attorney (included on the Signature Page on
           Page II-5)